Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE
QUARTER ENDED MARCH 2010
HOUSTON, TEXAS — May 5, 2010 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year-ended March 31, 2010.
Revenue for the March quarter was $237.0 million, a 4.1% decline compared to the prior year quarter primarily caused by lower same-store sales. Adjusted Operating Income for the March 2010 quarter was $10.3 million or 4.4% of revenue compared to $6.6 million or 2.7% of revenue for the same quarter last year. Adjusted Net Income for the March 2010 quarter was $6.2 million, or $.54 Adjusted Diluted Earnings Per Share compared to Adjusted Net Income of $2.5 million, or $.22 Adjusted Diluted Earnings Per Share for the prior year quarter.
Operating income of $1.5 million in the March 2010 quarter compared to an operating loss of $16.2 million in the prior year quarter. Operating income in the March 2010 quarter included charges totaling $7.6 million for the impairment of goodwill and certain equipment and litigation. The $16.2 million operating loss for the March 2009 quarter included charges totaling $21.1 million for the impairment of goodwill and certain equipment. Net income for the March 2010 quarter was $.9 million, or $.08 diluted earnings per share compared to a $15.9 million net loss or $1.43 diluted loss per share for the prior year quarter.
The Company generated $38.1 million in Free Cash Flow for the current quarter, compared to $31.2 million for the same quarter in the prior year. Adjusted EBITDA was $27.0 million for the March 2010 quarter, compared to $24.2 million for the same quarter in the prior year, an increase of 12%. For the year ended March 31, 2010, the Company produced Free Cash Flow of $139.8 million and Adjusted EBITDA of $117.7 million. As of March 31, 2010, total debt was $181.6 million, a decline of $132.6 million or 42%, compared to the prior year end balance.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “While this was a challenging year for Consolidated Graphics, we made the difficult decisions and took the steps necessary to maintain profitability in a tough economy. We continued to invest in our future while substantially reducing our debt. We believe our best-in-class capabilities combined with our financial strength provide us a clear competitive advantage that we will leverage as the economy and our markets continue to improve.”

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Mr. Davis added, “While we continue to see evidence of improving economic conditions, it remains difficult to project our future revenues and earnings. Nevertheless, based on current market conditions, we expect the June quarter’s revenue to be in the range of $226 – $236 million representing sales growth of up to 5%. This should allow us to achieve Adjusted Net Income improvement in the June 2010 quarter compared to the prior year.”
A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share are included in the attached tables and in the Current Report on Form 8-K filed today. The Form 8-K also includes the basis for management’s use of the non-GAAP financial measures.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, May 5, 2010, at 11:00 a.m. Eastern Time, to discuss its fourth quarter fiscal 2010 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

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Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include continuing weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K/A and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share based compensation expense, and non-cash foreign currency translation net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill charges, litigation and other charges, share based compensation expense, non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)
# # #

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CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2010	2009	Change		2010	2009	Change
			$	%			$	%

Sales	$237,000	$247,186	(10,186)	(4)	$990,861	$1,145,146	(154,285)	(13)
Cost of Sales	183,090	194,737	(11,647)	(6)	770,075	874,711	(104,636)	(12)

Gross Profit	53,910	52,449	1,461	3	220,786	270,435	(49,649)	(18)
Selling Expenses	22,325	24,352	(2,027)	(8)	91,378	105,688	(14,310)	(14)
General and Administrative Expenses(1)	22,335	23,286	(951)	(4)	88,091	95,261	(7,170)	(8)
Goodwill Impairment Charge	6,134	20,800	(14,666)	nm	6,134	83,324	(77,190)	nm
Litigation and Other Charges	1,439	350	1,089	nm	7,210	17,350	(10,140)	nm
Other (Income) Expense, net	145	(171)	316	nm	357	(809)	1,166	nm

Operating Income (Loss)	1,532	(16,168)	17,700	109	27,616	(30,379)	57,995	191
Interest Expense, net	2,145	2,824	(679)	(24)	9,592	14,995	(5,403)	(36)

Income (Loss) before Taxes	(613)	(18,992)	18,379	97	18,024	(45,374)	63,398	140
Income Taxes	(1,494)	(3,069)	1,575	51	3,936	(5,804)	9,740	168

Net Income (Loss)	$881	$(15,923)	16,804	106	$14,088	$(39,570)	53,658	136

Earnings (Loss) Per Share
Basic	$0.08	$(1.43)			$1.26	$(3.55)
Diluted	$0.08	$(1.43)			$1.23	$(3.55)

Weighted Average Shares Outstanding
Basic	11,187	11,148			11,169	11,138
Diluted	11,550	11,148			11,453	11,138

Effective Income Tax Rate	nm	16%			22%	13%

(1) Share based compensation included in these expenses	$1,082	$1,788			$5,031	$6,908

nm — not meaningful

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

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CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts, and unaudited)

	March 31,	March 31,
	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,741	$9,762
Accounts receivable, net	169,915	173,501
Inventories	48,879	52,737
Prepaid expenses	9,316	17,340
Deferred income taxes	17,294	18,909

Total current assets	252,145	272,249
PROPERTY AND EQUIPMENT, net	380,708	430,519
GOODWILL	24,226	29,436
OTHER INTANGIBLE ASSETS, net	22,647	24,691
OTHER ASSETS	7,509	8,313

	$687,235	$765,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$22,235	$27,026
Accounts payable	83,955	48,519
Accrued liabilities	88,174	86,718
Income taxes payable	9,417	553

Total current liabilities	203,781	162,816
LONG-TERM DEBT, net of current portion	159,321	287,164
OTHER LIABILITIES	14,729	14,794
DEFERRED INCOME TAXES	39,978	49,970

Total liabilities	417,809	514,744
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,211,216 and 11,152,875 issued and outstanding	112	111
Additional paid-in capital	166,094	163,131
Retained earnings	101,894	87,806
Accumulated other comprehensive income (loss)	1,326	(584)

Total shareholders’ equity	269,426	250,464

	$687,235	$765,208

Total debt	$181,556	$314,190
Debt-to-total capitalization	40%	56%

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

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CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net income (loss)	$881	$(15,923)	$14,088	$(39,570)
Income taxes	(1,494)	(3,069)	3,936	(5,804)
Interest expense, net	2,145	2,824	9,592	14,995
Depreciation and amortization	16,925	17,626	69,704	66,491
Goodwill impairment charge	6,134	20,800	6,134	83,324
Litigation and other charges	1,439	350	7,210	17,350
Share-based compensation expense	1,082	1,788	5,031	6,908
Non-cash foreign currency transaction net (gain)/loss	145	(171)	357	(809)
Net (gain) loss from asset dispositions	(213)	(55)	1,646	636

Adjusted EBITDA	$27,044	$24,170	$117,698	$143,521

Net cash provided by operating activities	$40,614	$51,889	$160,868	$141,052
Capital expenditures	(6,558)	(20,875)	(28,244)	(76,877)
Proceeds from asset dispositions	4,057	163	7,163	1,447

Free Cash Flow	$38,113	$31,177	$139,787	$65,622

Operating income (loss)	$1,532	$(16,168)	$27,616	$(30,379)
Goodwill impairment charge	6,134	20,800	6,134	83,324
Litigation and other charges	1,439	350	7,210	17,350
Share-based compensation expense	1,082	1,788	5,031	6,908
Non-cash foreign currency transaction net (gain)/loss	145	(171)	357	(809)

Adjusted Operating Income	$10,332	$6,599	$46,348	$76,394

Adjusted Operating Margin	4.4%	2.7%	4.7%	6.7%

Net income (loss)	$881	$(15,923)	$14,088	$(39,570)
Goodwill impairment charge	6,134	20,800	6,134	83,324
Tax benefit of goodwill impairment charge	(2,392)	(3,589)	(2,392)	(20,055)
Litigation and other charges	1,439	350	7,210	17,350
Tax benefit of litigation and other charges	(561)	(137)	(2,812)	(6,767)
Share-based compensation expense, net of taxes	660	1,091	3,069	4,214
Non-cash foreign currency transaction net (gain)/loss, net of taxes	88	(104)	218	(493)

Adjusted Net Income	$6,249	$2,488	$25,515	$38,003

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

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CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009

Diluted earnings (loss) per share	$0.08	$(1.43)	$1.23	$(3.55)
Goodwill impairment charge	0.53	1.83	0.54	7.27
Tax benefit of goodwill impairment charge	(0.21)	(0.32)	(0.21)	(1.75)
Litigation and other charges	0.12	0.03	0.63	1.51
Tax benefit of litigation and other charges	(0.05)	(0.01)	(0.25)	(0.59)
Share-based compensation expense, net of taxes	0.06	0.10	0.27	0.37
Non-cash foreign currency transaction net (gain)/loss, net of taxes	0.01	(0.01)	0.02	(0.04)
Adjustment for diluted shares outstanding*	—	0.03	—	0.10

Adjusted Diluted Earnings Per Share	$0.54	$0.22	$2.23	$3.32

*	The dilutive share effects, which are excluded when calculating diluted loss per share pursuant to GAAP, are an adjustment in the calculation of Adjusted Diluted Earnings Per Share.